UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2016

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California
001-36111	(State or Other Jurisdiction of Incorporation)	95-3472715
(Commission File Number)		(I.R.S. Employer Identification No.)

20800 Madrona Avenue, Torrance, California		90503
(Address of Principal Executive Offices)		(Zip Code)

(310) 972-2288

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 10, 2016, American Honda Finance Corporation (the “Company”) renewed its Medium-Term Note Program, under which the Company may issue from time to time its Medium-Term Notes, Series A. Any such issuance will be under the Company’s previously filed Registration Statement on Form S-3 (Registration No. 333-213047) and the related Prospectus dated August 10, 2016 and Prospectus Supplement dated August 10, 2016, as each may be amended or supplemented from time to time.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1

First Amended and Restated Distribution Agreement, dated August 10, 2016, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

4.1	Form of Fixed Rate Medium-Term Note, Series A (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated February 12, 2014).
4.2	Form of Floating Rate Medium-Term Note, Series A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION

Date: August 10, 2016	By: /s/ Paul C. Honda
Paul C. Honda
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1

First Amended and Restated Distribution Agreement, dated August 10, 2016, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

4.1	Form of Fixed Rate Medium-Term Note, Series A (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated February 12, 2014).
4.2	Form of Floating Rate Medium-Term Note, Series A.